UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2009

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                     Other Events

On February 23, 2009 Advanced Life Sciences Holdings, Inc. received notice from the U.S. Food and Drug Administration (FDA) that the agency’s Anti-Infective Drugs Advisory Committee (AIDAC) is tentatively scheduled to meet on June 2, 2009, and will discuss the New Drug Application (NDA) for cethromycin, a new once-a-day oral antibiotic for the proposed indication of outpatient treatment of adults with mild-to-moderate community acquired pneumonia (CAP).  In November, 2008, the FDA filed the Company’s NDA for cethromycin and established a target Prescription Drug User Fee Act (PDUFA) action date for the cethromycin NDA of July 31, 2009.  Further details pertaining to the AIDAC meeting will be provided by Advanced Life Sciences upon receipt of additional information from FDA.

A copy of a press release dated February 27, 2009 announcing the FDA notice of a tentatively scheduled advisory committee meeting is attached hereto as Exhibit 99.1.

Item 9.01.                     Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 27, 2009 announcing FDA notice of a tentatively scheduled advisory committee meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: February 27, 2009	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 27, 2009 announcing FDA notice of a tentatively scheduled advisory committee meeting.